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                                                                   EXHIBIT 10.27

                         GROUP FINANCIAL PARTNERS INC.
                           PROFIT SHARING BONUS PLAN

                               1998 FISCAL YEAR



1.  Establishment of Plan.
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    Group Financial Partners Inc. (the "Company"), established this profit sharing and bonus plan effective as of January 2, 1998 (the "Plan"), to provide a financial incentive for employees of the Company to advance the growth and prosperity of the Company.

2.  Eligibility.
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    All full-time employees of the Company shall be eligible to participate in the Plan, other than those employees who are specifically included in another plan.

3.  Profit Sharing Pool.
    -------------------

    Award amounts shall be based on a Profit Sharing Pool that shall be comprised of eight percent (8.0%) of the increase in the consolidated Profit Before Bonus and Taxes for the current Plan year from the previous Plan year, as reported on the consolidated financial statements of the Company. No award shall be granted should the consolidated Profit Before Bonus and Taxes decline from year-to-year.

4.  Participants.
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    (a)  Eligibility.  Employees of the Company who are specifically designated
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by the Board of Directors for participation during the current Plan year. A list of the participants shall be attached to a copy of this Plan and shall include each participant's name, salary, start date (for purposes of the current Plan year), maximum percentage share, and objectives for the year.

    (b)  Amount of Award.  Each eligible employee shall be entitled to an amount
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equal to his or her maximum percentage share, subject to an adjustment to reflect actual contribution during the course of the Plan year, the portion of the Plan year employed, performance to goals, and the recommendation of the President and CEO, subject to the approval of the Board of Directors. The maximum amount payable to an eligible employee shall be equal to the lesser of his or her maximum percentage share or one hundred percent (100%) of the eligible employee's base salary.

    (c)  Time of Payment.  Awards shall ordinarily be payable to each eligible
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employee within a reasonable period of time after release of the consolidated audited annual financial statements of the Company; provided, however, that such employee shall be employed by the Company as of the date of payment.

5.  Method of Payment.
    -----------------

    Awards shall be payable by check in lump sum. All such payments shall be subject to withholding for income, social security or other such payroll taxes as may be appropriate.

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6.  Administration.
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    The Plan shall be administered by the Board of Directors of the Company. The decisions of the Board of Directors in interpreting and applying the Plan shall be final.

7.  Miscellaneous.
    -------------

    (a)  Employment Rights.  The adoption and maintenance of this Plan is not an
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employment agreement between the Company and any employee.  Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of the Company nor to interfere with the right of the Company to discharge any employee's right to terminate his or her employment at any time.

    (b)  Amendment and Termination.  The Company may, without the consent of any
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employee, amend or terminate the Plan at any time and from time to time.

    (c)  Construction.  The headings and subheadings of this Plan have been
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inserted for convenience for reference only and are to be ignored in any construction of the provisions hereof. The masculine shall be deemed to include the feminine, the singular shall include the plural, and the plural shall include the singular unless the context otherwise requires. The invalidity or unenforceability of any provision hereunder shall not affect the validity or enforceability of the balance hereof. This Plan represents the entire undertaking by the Company concerning its subject matter and supersedes all prior undertakings with respect thereto. No provision hereof may be waived or discharged except by a written document signed by a duly authorized representative of the Company.


                                     GROUP FINANCIAL PARTNERS INC.




                                     /s/ Robert E. Gill
                                     -------------------------------------------
                                     Chairman of the Board



                                     January 2, 1998
                                     -------------------------------------------
                                     Date

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